Exhibit 23-a



                CONSENT OF INDEPENDENT ACCOUNTANTS









We   consent   to  the  incorporation  by  reference   in   this
Registration Statement on Form S-8                 (File Nos. 2-
95634, 2-95780, 33-21635) of NYNEX Corporation, relating to the issuance of 5,000,000 shares of common stock for the NYNEX Corporation Savings Plan for Salaried Employees, of our report dated February 9, 1994 on our audits of the consolidated financial statements of NYNEX Corporation and its subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is incorporated by reference in the 1993 Annual Report on Form 10-K of NYNEX Corporation. We further consent to the incorporation by reference in this Registration Statement of our report dated February 9, 1994 on our audits of the consolidated financial statement schedules of NYNEX Corporation and its subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in the 1993 Annual Report on Form 10-K of NYNEX Corporation. We further consent to the incorporation by reference in this Registration Statement of our report dated April 15, 1994 on our audits of the financial statements of the NYNEX Corporation Savings Plan for Salaried Employees, as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 and the accompanying schedules of assets held for investment purposes as of December 31, 1993, which are included in the 1993 Annual Report on Form 11-K for the above referenced Plan, filed by amendment as an exhibit to the Annual Report on Form 10-K of NYNEX Corporation for the year ended December 31, 1993.

We further consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.



COOPERS & LYBRAND

New York, New York
May 3, 1994